Exhibit 99.2

Client Id: 77

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

EVENT DATE/TIME: DECEMBER 19, 2019 / 4:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

CONFERENCE CALL PARTICIPANTS

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Benjamin M. Theurer Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Benjamin Mayhew

Benjamin Shelton Bienvenu Stephens Inc., Research Division - MD

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Heather Lynn Jones Heather Jones Research LLC - Founder

Jonathan Patrick Feeney Consumer Edge Research, LLC - Senior Analyst of Food & HPC, Director of research and Managing Partner

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

Michael Leith Piken Cleveland Research Company - Equity Analyst

Peter Thomas Galbo BofA Merrill Lynch, Research Division - Associate

Robert Bain Moskow Crédit Suisse AG, Research Division - Research Analyst

PRESENTATION

Operator

Good day, and welcome to the Sanderson Farms, Inc. Fourth Quarter 2019 Conference Call. Today’s call is being recorded. And at this time, for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms Fourth Quarter and Fiscal Year-End Conference Call. This morning, we reported a net loss of $22.9 million or $1.05 per share for our fourth fiscal quarter of 2019. During the fourth quarter of last year, we lost $43.2 million or $1.95 per share. For the year ended October 31, 2019, we reported net income of $53.3 million or $2.41 per share. For fiscal 2018, we reported net income of $61.4 million or $2.70 per share. The results of the quarter and the fiscal year ended October 31, 2018, include an adjustment of $9.6 million, approximately $0.32 per share net of income taxes to record live inventories on hand at October 31, 2018, at the lower of cost or net realizable value as required by generally accepted accounting principles. Results for the quarter and fiscal year ended October 31, 2019, include a similar adjustment of $2.8 million or $0.10 per share net of income taxes. If you did not receive a copy of the release and accompanying financial summary, they are available on our website at www.sandersonfarms.com.

Before we continue, I will ask Mike to give the cautionary statement regarding forward-looking statements.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. Examples of forward-looking statements include statements about future earnings, expenditures, supply and demand factors, production levels, grain cost and supply, poultry prices, growth plans and economic conditions. The words, believes, expects, anticipates, estimates, model, should, plans and similar words are intended to identify forward-looking statements.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

The actual performance of the company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our press release and in the annual report on Form 10-K for the year ended October 31, 2019, which was filed with the SEC this morning.

All forward-looking statements speak only as of today and are based on current expectations, beliefs and assumptions, which could change quickly based on many external factors affecting our business. We undertake no obligation to update or revise forward-looking statements.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Our financial results for the fourth fiscal quarter and year ended October 31, reflect weak market prices for boneless breast meat produced at our big bird deboning plants. Fewer than normal features for chicken products at retail grocery stores, continued inefficiencies at our Tyler, Texas complex as we move that complex to full production, slightly higher cost for feed grain and planned downtime at processing plants to replace and upgrade equipment. Overall, poultry market prices increased slightly for the year compared to fiscal 2018, and grain prices were also slightly higher during the year. That said, feed cost in flocks so were flat as improved efficiencies offset the higher prices paid for grain.

Our net sales for fiscal 2019 were $3.44 billion and our net income was $2.41 per share. We sold a record 4.53 billion pounds of poultry products.

The start-up at Tyler has gone very well, and we continue to move that plant toward full production. We also continue to evaluate sites for our next phase of growth. While we have room to materially improve our performance, I’m very grateful to the efforts of our growers and our employees during this past fiscal year, and I look forward to working with them to capture the significant opportunities available to us during the coming year.

With that introduction, I’ll ask Lampkin and Mike to provide some details on the quarter, and I’ll return as they finish to discuss our focus during fiscal 2020 and answer your questions.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Thank you, Joe, and good morning, everyone. As Joe said, overall market prices for chicken were higher during the fiscal year compared to fiscal 2018, and our feed costs per pound for the year were essentially flat.

Tray pack prices during our fourth quarter and the fiscal year continue to reflect relatively balanced supply and demand dynamics. But volumes reflect fewer than normal features at retail grocery stores and at national food service restaurants during the year, which we believe is a result of ample availability and lower wholesale prices for competing proteins. For the year, our tray pack prices were lower by $0.0137 per pound compared to 2018. But with a $0.0225 per pound improvement in our mix, our overall average realized price for tray pack sales increased $0.0089 per pound.

For the fourth quarter, tray pack sales prices were higher by $0.0012 per pound compared to the fourth quarter of fiscal 2018.

Our mix was also better, so that our net average sales prices during the fourth quarter were higher by $0.0231 per pound. Sequentially, market prices were lower by $0.01 per pound, and our mix improved by the same amount for flat pricing sequentially. We remain constructive on our outlook for the tray pack markets during 2020.

Both leg quarter prices were approximately 20.6% higher during the quarter compared to last year’s fourth quarter. And for the full year were higher by 1.3% compared to fiscal 2018.

Urner Barry quoted market prices for leg quarters averaged $0.341 per pound during the fourth quarter and $0.335 for the fiscal year. Total industry export volume for the calendar year through October was up slightly compared to 2018.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Market prices for boneless breast during our fourth quarter were lower by 1% compared to the fourth quarter a year ago, but were significantly lower than historical averages even post Labor Day. The quoted market price for boneless averaged $0.944 per pound during the fourth quarter, and $1.06 per pound for the fiscal year. Boneless breast prices weakened substantially post Labor Day and the Urner Barry market price for jumbo boneless breast is currently $0.98 per pound.

Jumbo wing market prices during our fourth quarter averaged $1.73 per pound, up 19% from the average of $1.46 per pound during last year’s fourth quarter.

For the year, jumbo wing prices were higher by 19.9% from an average of $1.44 per pound during 2018 to an average of $1.72 per pound during 2019. The current Urner Barry quote for jumbo wings is $1.57 per pound.

Our average sales price for poultry products during the full fiscal year was higher by $0.024 per pound compared to last year, increasing 3.5% for the year ended October 31, 2019, when compared to the year ended October 31, 2018.

For the full fiscal year, feed costs in broilers processed were lower by $0.001 per pound or 0.5%.

For the fourth quarter, our overall cash costs for grain delivered to our feed mills were higher than last year’s fourth quarter.

Prices paid for corn delivered during our fourth quarter were higher by 12.8% compared to last year’s fourth quarter while soybean prices were lower by 8.4%.

Our feed cost per pound and broiler flock processed were lower by $0.0025 or 0.9% during this year’s fourth quarter compared to a year ago.

During this year’s fourth fiscal quarter, we processed 1.28 billion pounds of breast poultry and sold 1.27 billion pounds. We processed 4.61 billion pounds during fiscal 2019 and sold 4.53 billion pounds.

For those of you modeling fiscal 2020, we currently expect to process 4.9 billion pounds of breast poultry during fiscal 2020, which would represent a 6.3% increase in pounds processed compared to fiscal 2019. If we run our plants as expected, those pounds would be processed as follows: 1.14 billion in Q1, 1.22 billion in Q2, 1.28 billion in Q3 and 1.26 billion in Q4.

Of course, these estimates are subject to change as a result of weather changes in target live weights, market conditions and other factors.

Like Joe, I’m grateful for everyone associated with Sanderson Farms, employees, growers, customers and vendors and look forward to the new year.

At this point, I’ll turn the call over to Mike for a discussion of the quarter’s financial results.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Lampkin. Net sales for the fourth fiscal quarter totaled $906.5 million, and that’s up from $798.1 million for the same quarter during fiscal 2018. The increase in net sales for the quarter reflects an increase in pounds of poultry products sold of 10.5% and a 4.5% increase in our average sales price for poultry products compared to last year’s fourth quarter.

Our cost of sales of poultry products for the quarter ended October 31, increased 13.6%, reflecting a slight decrease in cost of feed and boneless processed an increase of $0.018 per pound in nonfeed-related COGS and the additional pounds sold.

For the full fiscal year, net sales totaled $3.44 billion, up 6.3% from $3.24 billion in fiscal 2018. Cost of sales for the year increased 6.2% compared to a year ago and totaled $3.16 billion. The average cost per pound in our poultry business increased $0.02 per pound or 3.4% compared to last fiscal year, reflecting higher nonfeed-related cost of goods sold and relatively flat feed cost. Nonfeed-related COGS were up — were $0.4021 per pound during fiscal 2019, up $0.0272 per pound compared to fiscal ‘18 and up $0.045 per pound compared to ‘17.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Lab costs were up just under $0.01 a pound compared to fiscal 2018 on higher chip cost and higher grower pay.

Labor costs were higher by $0.01 a pound, fixed costs were higher by $0.005 per pound and other costs, consisting primarily of maintenance and antimicrobial interventions in the plant are higher by just under $0.015 cent per pound.

The reclassification of freight that is separately invoiced to customers from a reduction in COGS to in addition to revenue, added another $0.005 a pound. Inefficiencies at Tyler cost $0.0033 a pound, we’ll capture those efficiencies at Tyler when we get to full production next spring. However, I will point out that we were down a week at our Brazos, Texas facility and down a week in Macon to install new equipment during this first quarter of fiscal 2020 and will also be down a week during Q2 of 2020 at Moultrie as we complete the equipment upgrades at all of our plants.

We sold 23.9 million more pounds of prepared chicken, a 22.6% increase, and our net sales price averaged $0.095 per pound lower or a 4.9% decrease.

SG&A expenses for fiscal ‘19 were lower by $10.8 million compared to fiscal ‘18 due, primarily, to a decrease in advertising expenses, training expenses, start-up costs and other expenses. Offset by increases in legal costs, administrative salaries and the reclassification of sales commissions as SG&A costs.

For fiscal 2020, we’re modeling $197.3 million for SG&A. That estimate includes no accruals for bonus comp or the ESOP. Both of those items are dependent on profitability, and we’ll consider profitability as we move through the year and adjust this estimate accordingly. We estimate SG&A expenses of $49.5 million in Q1, $48.5 million in Q2, $48.5 million in Q3 and $50.8 million in Q4.

At the end of the fiscal year, our balance sheet reflected stockholders’ equity of $1.42 billion and net working capital of $365.4 million. For the year, we spent $250 million on CapEx improvements, and we paid $28.3 million in dividends.

For fiscal 2019, interest expense was $4.2 million, an increase of $2.1 million over 2018. We had $55 million in debt on the balance sheet at year-end. Our effective tax rate was 16.5% during the year, and that is because the company recognized a $2.1 million discrete income tax benefit due to certain income tax credits during the year. Absent all discrete items, our effective tax rate would have been 23.6%. And going forward, we continue to model an effective tax rate of 24.4%, exclusive of discrete items.

We expect our CapEx for construction, maintenance and special projects during fiscal 2020 to be approximately $198.3 million and to be funded by cash on hand, internally generated working capital, cash flows from operations and as needed, liquidity provided by our revolving credit facility. Of that total, $41.5 million is expected to be spent on equipment upgrades at several plants, $15 million for our new hatchery in Jones County, Mississippi to replace and expand the hatchery currently serving the Laurel, Mississipi complex, $11.3 million for vehicles, which in past years might have been leased and $130.5 million for annual maintenance.

The company has a $1 billion unsecured revolving credit facility, of which $923.4 million was available at October 31, 2019.

Our depreciation and amortization during fiscal ‘19 totaled $134.4 million, and we expect approximately $154.6 million for 2020. The way we’re modeling that is $37.4 million in depreciation in Q1, $38.8 million in Q2, $38.9 million in Q3 and $39.5 million in Q4.

And with that, I’ll turn the call back over to Joe for comments about our grain strategy and thoughts on 2020.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Our feed cost per pound during fiscal 2019 were flat with the previous year and represented the seventh straight year of relatively flat feed cost. Given the supply of feed grain and uncertainties regarding trade issues we continued to expect relatively benign feed costs during fiscal 2020. If we had locked in prices for all of our needs for fiscal 2020, including what we have already priced at current values, that is if using the Chicago Board of Trade contract prices for current and future needs as it closed last night, our cash cost for grain during fiscal 2020 would be $22.4 million higher than during fiscal 2019 based on 2019 volumes. Given that the carryout of both corn and soybeans remains healthy, despite challenges with the 2019 crops in the United States and given ample worldwide supplies of both grains, we should be able to buy grain at prices only slightly higher than last year. Corn basis values remain elevated as farmers remain reluctant sellers at current board prices. We have taken opportunities to price our corn needs through December and our soybean meal needs through March, and we remain patient for now on the rest of the year. We own our corn basis through March as well.

As always, on this year-end call, I’ll share a few things we’re watching closely as we start a new fiscal year. First, as always, we will keep one eye on the South American crops. As of today, the corn and soy crops in Brazil and the rest of South America are progressing normally. Second, we will watch the United States Planting Intentions report next March. Most everyone believes corn acres will increase in 2020 while soybean acres will decrease, and we will closely watch that report. Third, we will watch chicken production numbers. USDA estimates that the industry will produce approximately 3.2% more pounds of chicken during calendar 2020 compared to 2019. Looking at egg sets, chick placements, pullet placements and the size of the hen flock, we believe the USDA’s estimate is reasonable.

Several facilities and expansions have been completed, including our Tyler, Texas complex, and we understand some publicly available information that a couple more expansion projects have either started operations or are near completion. These will add new production in our industry over the next few years or so. Whether or not and to what extent that new production exceeds demand for chicken remains to be seen. What we will do is continue to execute our growth strategy, continue to look for a site for our next plant and that the markets take care of themselves.

We will, of course, also be watching the chicken markets. Market prices for boneless breast meat produced at our big bird plants for the food service market have moved counter-seasonally higher over the past few weeks. The same is true for dark meat prices. As we have mentioned several times recently, we saw fewer than normal features for chicken from food service establishments during 2019 and during calendar 2020 — calendar 2019. That said, we are encouraged by the current chicken sandwich war in the QSR market, and we wish all the participants much success.

As Lampkin said, we feel good about retail grocery demand going forward, at least for everyday business, volume during 2019 suffered from a lack of feature activity of grocery stores as many chose to take advantage of relatively low wholesale prices for beef and pork during the year. Of course, the product produced at our retail grocery plants doesn’t go to a — go into a tray to get sold at grocery stores, it is packed bulk and competes in an already soft food-service market. However, if market prices for beef and pork move higher during 2020, as many are expecting, chicken could certainly draw more features.

Finally, we will keep a close eye on the impact of African swine fever on the protein and chicken markets. While there remain conflicting reports on the exact number of hogs lost to the disease in China and other Asian countries, the fact that the world is facing an unprecedented protein deficit over the short term is real, exactly what the impact on chicken markets will be is unknowable. However, we are very encouraged that we are once again eligible to ship product to China and expect a material benefit from the open market. We are packing paws at all of our processing plants for exports to China. At full production, we will produce approximately 87 million pounds of chicken feed per year. And at current pricing, estimate a $71 million operating income benefit annually from shipping chicken feed to China.

We start the new year in good shape. Chicken markets are improving, feed costs are relatively flat, our balance sheet is strong. We start fiscal 2020 with little debt and the company is well positioned to continue our growth strategy in the future. The new Tyler complex demonstrates our optimism and confidence in the long-term success of Sanderson Farms and our industry. The new complex will add value for our investors, opportunities for our employees and their communities and more high-quality products for new customers. We remain committed to continuing our growth beyond Tyler and look forward to finding a site soon. Market conditions are improving as we start the year, and we believe the optimism surrounding the chicken industry as we move into the new calendar year is warranted.

With that, we will now take your questions.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And we’ll take our first question from Jonathan Feeney with Consumer Edge.

Jonathan Patrick Feeney - Consumer Edge Research, LLC - Senior Analyst of Food & HPC, Director of research and Managing Partner

Joe, could you tell us what that $71 million from chicken feet? How does that compare with your peak profitability from that product shipping into China in the past? And can you refresh my memory on new, not sure not new, but back to the name to when that stopped?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I didn’t hear the second half.

Jonathan Patrick Feeney - Consumer Edge Research, LLC - Senior Analyst of Food & HPC, Director of research and Managing Partner

Yes, when did that stop? How does it compare with your peak profitability in that product in the past and when did that stop?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

January of 2015 when we — was the ban was put in place, we stopped packing. That year cost us $40 million before tax. This year, of course, we have more volume and the market is a little better, so we’re estimating $71 million. China lifted the ban on U.S. poultry on November 14 — on November 22, all of the Sanderson plants were added to the USDA export library, which approved us to pack for China. November 25, we began packing paws at every plant for exports to China, and we put our first paws on the water in a container on December 5. So we’re packing and we started shipping on the 5th, and we’ll continue to ship as product is ready.

Jonathan Patrick Feeney - Consumer Edge Research, LLC - Senior Analyst of Food & HPC, Director of research and Managing Partner

That’s really, really helpful. And if I could ask one follow-up. How about your other — how about other chicken parts into China? Could you talk a little bit about the outlook for — I know historically, there’s been just very limited demand for a lot of chicken parts, but any comment you could have about — that the prospects for things precisely into the China for 2020?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Here is what we think. The Chinese have been very cautious about pricing, they’ve paid a little too much for some product when they started buying heavily outside from some other suppliers. So they’re being very cautious about pricing. But here’s what we think is going to happen, we think in the early part of January, they’re going to sign the agreement with the United States. And then over the next 60 to 90 days after that, the tariffs will come off. We think we’re going to sell some products to them in January, though. And — but it maybe that there will be tariffs on that initial product.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

35%.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, with — and a value-added tax in addition to that. But eventually 60 to 90 days after that, that tariff comes off, and we will be more competitive. There’s also a tariff on Brazilian chicken, an anti-dumping tariff we think. We know there’s a tariff. And once that tariff comes off on chicken and just as importantly for us on pork, that’s another big deal for us, that when those tariffs come off as a result of signing that Phase 1 trade agreement, which we think may be March before that — all that happens, but we’ll ship product before that. We think that will happen in January. A whole muscle I’m talking about.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We’ve had inquiries from China for drumsticks, whole legs and leg quarters, some leg quarters and some boneless dark meat.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Boneless. Dark meat. Yes.

Operator

We’ll take our next question from Michael Piken with Cleveland Research.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Yes. Just wanted to sort of follow-up and get your thoughts in terms of what it’s going to take to get the breast meat market going? I mean, I know you talked a little bit about the chicken more as I know that — some of that is more small bird. But how do we get the big breast feed market going? Is it going to be bit more dark meat and pork meat (inaudible), it’s going to be more featuring or (inaudible) outlook for that product?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Probably, to me, in my mind, it will take a combination of things. It will take some meat going to export and when I say meat, I’m talking about poultry, beef and pork, all of that, maybe — and then it will take some features at retail grocery stores, it will take some features at — in QSR, it’s going to take all of that for breast meat to move. But it will. That’s lining up to happen. All of that is lining up to happen.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Okay. So in terms of the timing standpoint, do you think (inaudible) price is typically rallying in January? But I mean, do you think that it’s possible that we could start to see soft meat prices return to maybe the levels of like 5 years ago? And some products, other product reason. Is there any chance that any breast meat could get exported to China or elsewhere? Or whether that’s strictly going to be a domestic product?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

You have a low rally in January, but breast meat normally moves most in March. The biggest move in breast meat is normally in March. And then again — and it moves significantly, it moves in the summer. But I believe it’s March.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

The last 2 years, boneless has gone up 40% in March. Both years, we got a little optimistic about the rest of the year after that move in March, and it kind of leveled out. But the last 2 years there’s been — that’s been the big move.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. You get a little bump in January, but your biggest move is in March.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

All right, great. And then the last question, just if you could talk a little bit about what’s happening with wings and if you expect the Super Bowl rally for wing prices in (inaudible)?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, we’ve — mentioned this in my comment, wing prices at $1.57 are higher than they were a year ago. We’ve really been surprised. We haven’t been as short this football season as we normally are. And we would expect to bring this to be higher than that. But I think going into New Year’s and bowl games and followed by the Super Bowl, I’m optimistic about wing prices.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We think with wings being at $1.74 level that a lot of operators — and boneless breast, being at — we’ve had a lot of operators using boneless wings and instead of $1.70 wings right after Labor Day.

Operator

Our next question will come from Ken Goldman with JP Morgan.

Kenneth B. Goldman - JP Morgan Chase & Co, Research Division - Senior Analyst

I wanted to ask 2 questions, if I can. First, Joe, you had some nonrecurring costs, I guess in 2019. Are there legal expenses were up? Some inefficiencies in the production side? And you guys were also talking about having some down weeks in terms of production just to get those plants a little bit more efficient this year. How do we think about sort of the balance between — is there any way to quantify, I guess, some of the costs, whether they’re COGS or SG&A that hit you last year that may or maybe are not coming back this year versus some of the new ones? I’m just trying to get some kind of sense for how to model that because there’s a lot of moving pieces there.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, I know you had $13 million at Tyler that you will not have. How much training costs will be down this next year? $7 million or $8 million?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Well, it was this year, and it’s going to be down another $2 million next year.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

But you’ll have the $7 million.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s right.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

$7 million plus, so you’ve got a $9 million (inaudible). I don’t think we can — I think we’re going to have to not do the legal — I mean, you’re going to say the legal expenses, there’s going to be legal expense for another year or 2. There were 3 things we...

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. Inefficiencies at Tyler is $0.0033 a pound, and you’ll get that back when the full by the spring. And the down days at all of our plants...

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We had 7, in this year you have 3.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s right.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

There was 3 things we were looking at though.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Advertising?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No. No you’re not going to have the advertising, neither. But there were 3 things.

Operator

We’ll take our next question from Heather Jones with Heather Jones Research.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Okay. I’ll get back with Ken on that. Heather?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Operator

Please check your mute function?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t hear Heather.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Are you all able to hear me?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

There she is. Yes. Yes.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Okay, okay. Going back to, you say in the days that you all were down for equipment upgrades, there’s going to be 3 of those in 2020, but there was 7 in ‘19. Did you all give a number for that? So how much of that could be a reduction in cost?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

No. In the — in our...

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Volume.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

In our second and third quarters of 2019, it costs us $0.0033 a pound each quarter. I don’t know exactly — I think it will cost us about that again.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Less than the first quarter.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Well, for the full year, right. But in the first quarter, we have 2 plants, which is what we had during last year’s second quarter. So I’m going to say $0.0033 a pound, Heather, in the first quarter. In which by the way, the first quarter is already challenged with 4 holidays and down days ahead of critical volume and Thanksgiving.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Heather Lynn Jones - Heather Jones Research LLC - Founder

Right. Going on to China, Joe, you mentioned that you think that in January, even with the tariffs still in place that you’ll ship — the industry will ship some product to China. And did I hear you say whole muscle, so you’re thinking products in addition to pause?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Okay, okay. And I just wanted to ask you guys about the whole cold storage facility issue. When do you all expect them to approve that list?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

In December, 25.

Heather Lynn Jones - Heather Jones Research LLC - Founder

What?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

25th of December.

Heather Lynn Jones - Heather Jones Research LLC - Founder

So you are going to give us that as our Christmas present?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. That’s what we’re expecting. And we heard that from the USDA. USDA reported that.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Okay. And do you think it’s going to be an actual announcement? Or is it just — how are you expecting it to be handled?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

The way I understood it was, the list has been submitted to them. And if they do not publish it, they’ll all be approved automatically. If they don’t inspect them, they’re not going to inspect all. They’re going to be approved automatically just like they did the plants. They are all — all are on the list before.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And all the plants were on the list before. So they’re going to approve them de facto.

Heather Lynn Jones - Heather Jones Research LLC - Founder

So basically, if we don’t hear may December 25, then it’s approved?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, that’s right.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Okay. And then I just want to talk about cash. So if the supply shortage turns out to be as expected, you all should generate some pretty good cash flow. Can you give us a sense of your priorities for that?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, our first priority would be to build another complex, but we don’t feel like we can do that, right, just a minute. So in my mind, it would be a special dividend, which is what we’ve done historically and prepare to build the plant. Those are the 2 things.

Heather Lynn Jones - Heather Jones Research LLC - Founder

(inaudible) plant.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes.

Operator

And we’ll take our next question, we’ll return with Ken Goldman with JP Morgan.

Kenneth B. Goldman - JP Morgan Chase & Co, Research Division - Senior Analyst

I think drew — heard your deliberations as silence. I know you guys...

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t know what happened. I can’t get it out of my guys, but we identified 3 things, and I can’t get it out of them. And I will get back to you. There were 3 things we identified to — and it was training cost that was going away. Legal expenses are going away. And what?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Start-up.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And start-up. Those 3 things are going to go away, and it was $0.01 a pound, but the legal are not going away next year and that was (inaudible) a pound they’re going to disappear from.

Kenneth B. Goldman - JP Morgan Chase & Co, Research Division - Senior Analyst

Okay. And then just a very quick one. You were mentioning that the first quarter has a reasonable number of headwinds. Was the messaging theremore about just typical seasonality? Or was it more about a certain number of headwinds that maybe are unusual to the first quarter of 2020?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

No, those 4 holidays are every year, down days ahead of Thanksgiving and Hanukkah and Christmas are every year. The things we will have this year is Macon was down all last week, getting its equipment upgrade, and you were down in Brazos in November. So you had those additional down days on top of the lower volume you normally get. Yes, no. But you’re absolutely right, Ken, those are every year, except for the additional down days.

Operator

Our next question will come from Ben Theurer with Barclays.

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Joe, Lampkin and Mike congrats on the results. Just wanted to follow-up on the $71 million figure you’ve mentioned operating income benefit for paws to China. Is that — obviously, it includes — would it include for full year with the current tariff for paws to go to China? Because you’ve mentioned you expect those tariffs to fade away. So when you gave the $71 million, is that inclusive of tariffs going away? Or is that still with tariffs and actually the number could be higher if tariffs were to go away and you would actually get a bit of pricing out of the paws you ship?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Could be higher if the tariffs go away.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Well, let me — here, look, we are — we have 3 plants that have never packed paws before, Palestine, Tyler and St. Pauls. And we are just starting up. And so to be really good, you need to pack 65% to 70% of your paws as grade A paws. And we’re not there yet. We’re not 100% efficient. We’re not packing 65% to 70% at those 3 plants. And we’re really not there at any of the other plants either. So we’ve got — we probably will be there by the end of January. We started packing November the...

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

25th.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

25th. So it’s going to take us a couple of months to get up to capacity and get everybody trained. Nobody, really nobody. The people in the plants, the division managers had done it before and maybe some are superintendents, but no employee at the plant had done that. And so we’re just ramping up right now. And — but the answer to the question is that when the tariffs go away, your margin probably going to go up a little bit.

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Okay. Perfect. That tariff would be just additional incremental. And can you remind us what the actual tariff right now is on paws?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It’s 35% tariff. Plus, there’s a value added tax, and I don’t know — how much you think is? It’s 10% or 12% for the value-added tax. Now that’s not going to go away. The value-added tax will go away to 35% is what we believe will go away. And that’s — they have actually — pork has a 70% tariff on it, but they have been waiting the pork tariffs for the last 45 days. And they’ve allowed some people to bring in some pork. We think that will — but they’re not bringing in as much volume as they could be bringing in. I can’t remember what — we read that. Who said?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

I think Steiner and the...

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. How much did he say?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Well, yes. One estimate out there by somebody in the industry is, it — that the pork industry could export as much as 30% or 32% of their production in 2020. That’s the high end of what I’ve seen, but there will still be a lot of product going into that export market.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

They could use that, much.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

They could use that much.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And that’s important — that is as important as chicken over there.

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Okay. Perfect. All right. And then just one question. I mean, thank you very much for all the breakdown you gave on the nonfeed-related cost. And if we take a look at your outlook in terms of cost into next year and also SG&A, it seems to be a little lower than where it was in 2019. Can you elaborate where the saving comes from, particularly on the SG&A side because that seems to be a lower number, close to $200 million versus what we’ve been seeing in 2019, which was more like $200 million and $210 million, $211 million? So there is about a 5% savings. So where does that come from? Is it marketing? Is it labor? What’s driving that number down on a year-over-year basis for SG&A?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes, I’ll tell you that $9.4 million of it is the absence of startup cost. You’ll recall that we started the Tyler plant in February. Our January, you had start-up cost in November and December, which was last year’s first fiscal quarter. So $9 million there, $1.8 million additional savings in trainee cost, legal expenses, we’ve optimistically, probably, naively have reduced by $3 million for next year. ESOP, we don’t — we didn’t include an ESOP accrual, and we had a $3 million accrual in fiscal 2019. So — then that will be offset by yes, offset by an increase of $2.8 million in administrative salaries and small increase in some other things.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

What is marketing compared advertising expenses is flat. Flat. (inaudible) dollars.

Operator

Our next question will come from Ben Bienvenu with Stephens.

Benjamin Shelton Bienvenu - Stephens Inc., Research Division - MD

I wanted to ask, Joe, you made some comments about corn basis. I know you all had a hard time pricing basis. I just want to get your sense of relative to a few weeks ago or a month ago, is it getting any easier to price basis? And what are you all looking for? What do you think farmers arelooking for that basis to break and normalize?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

The power to price basis for the fiscal year, which I’m not going to do, it would be at $0.24 a bushel. Let’s see, that’s 82, 18 — yes, $0.24 a bushel. We priced through March. Our price, January, February, March, last week, and it was about $0.18 a — weren’t it about $0.18?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. (inaudible)

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And — but I had some truck corn about from — for Texas and Mississippi and North Carolina that was less expensive, and it kind of blended that down a little bit. But the farmers are just upset, irritated. They had a bad planning, and then they had perfect pollination and perfect rain. So they’ve made more than they thought they were going to make better yields and now they are having — not this week, but Monday a week ago, there were still 900 million bushels of corn in the field, they can’t get it out. And that’s problematic for them and for the supply. But they want — they’d like to get it out and get it in the bin. And so they’ve had a bad time with this crop, and they don’t want to sell it for — corns rallied in the last 2 weeks, it was $3.75 a bushel on the board and the basis was negative $0.40 to $0.50 a bushel, particularly where this corn is. In Minnesota and Wisconsin and North Dakota it’s probably $0.60 a bushel negative, up there. And just a bad — it’s been a bad crop for them. And I understand that it’s like selling boneless breast for $0.70 a pound, I don’t like that either.

Benjamin Shelton Bienvenu - Stephens Inc., Research Division - MD

That’s helpful. And then, Mike, I want to ask about freight rates. I know you guys have the accounting changes for freight in 2019. Putting that aside, it sounds like freight rates are going to be better in 2020. And I’m wondering if you could give us a sense of what exposure you guys have to contract versus spot? And what you think about freight rates into 2020? It seems like it could be a nice tailwind.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. It could be. They go out — we did a lot of lanes for the full year. The logistics team downstairs, looks at where they’re going to be shipping product, and they’ll go out to be it for those lanes and get a lot of them priced in January. And then they fill in during the year. So if prices come down or go up, we’re exposed to that, but most of it is priced for the year. Lampkin, I haven’t heard any numbers yet.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

They’re not going up. I don’t know if we’re going to save a lot of money, but we’re not expecting (inaudible).

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

So I don’t have a number yet. But it’s a good question, and we’ll fill that in on the February call after we get everything priced in January.

Operator

Our next question will come from Eric Larson with Buckingham Research.

Eric Jon Larson - The Buckingham Research Group Incorporated - Analyst

So Joe, we talked — I’m forgetting some of the timing here, I guess it’s age that I have an excuse for. But you took — you made a conscious decision to bump your salaries up for your employees. I think we talked about it in March or April and then you felt...

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

June 2.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Eric Jon Larson - The Buckingham Research Group Incorporated - Analyst

Okay. So you also felt that you had the ability to improve your efficiency, it approves a series of efficiencies that would pay for that. And I think you probably get some benefit of that this year. But is that maybe going to help be a tailwind in 2020 as well? Or would that be more of a neutral cost impact?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I think, neutral. We — actually, we’re going to start out the year. Let me just put this in content. We’re going to start out 2020 in much better shape in the plants than we did in 2019 as far as yields in the plants, all of the plants or the yields are much better. And every plant we have, they’re all — every one of them are close to the top 25%. All of the big bird plants are in the top 25%. And all but one of the tray packs are in the top 25%. We hadn’t done that and that — I attribute that both to the management and also to the fact that we are staffed at all those plants. Our pricing at all the tray pack plants are excellent. And it’s been a year-long process, getting that. And live production is, again, had another great year. They’re in the top 10%. And I’m attributing that to the pay that we did. And we’re pretty close to our live weight target. Now one thing we have, what we call an extra board, which is about 10% of the labor force. And most of these plants have never had an extra board, and they’ve never managed an extra board, which is never were able to hire enough and the trick with an extra board is bringing them in, let them work 3 hours and then asking for volunteers to go home. Get them trained and then let people go home. Extra boards cover absentees and people are out on leaves and...

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Vacation.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Pardon?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Vacation.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Vacations and things like that. Well, we’re hired up full everywhere. They have extra boards. So for the first 3, 4, 5 months, we had too many people in the plant, and they had to learn how to manage those extra boards, and we’ll get that done pretty quickly. And — but I think that have been back on good packing — the tray pack plants are excellent, their costs are excellent. The big boning plants are the ones that hadn’t really gotten back, I would say, to neutral, yes. They’re still haven’t gone through a lot of training. But I think that all will be fine soon.

Eric Jon Larson - The Buckingham Research Group Incorporated - Analyst

Got it. So is it — is the issue with still building a new plant here? Is it still finding adequate labor in any of the regions that you would like to put them in? Is that the constricting factor?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. We hadn’t identified a site where there’s ample labor. And I think it’s not a good time to be looking for contractors. And it’s not a good time. I think material costs are very expensive right now. This is not a good time to be — we just bid off a hatchery, a small hatchery in Jones County. And we were — it came in a little — a good bit higher than we thought it would. It’s just material, there’s concrete and steel, and all the — it’s very expensive right now.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Operator

We’ll take our next question from Adam Samuelson with Goldman Sachs.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

Joe, Lampkin, Mike, I was hoping to get a little more color on the retail market. Maybe just — I know this is a slower time of the year from a retail perspective, but are you getting any kind of visibility on featuring picking up through the first quarter? And any comments you could have just around just some of the base contracting kind of activity for 2020 and just making sure your products got the space at the retailers where you want it?

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

We — January is shaping up nicely as far as boneless breast features at retail, which is — years of January usually is like that. Usually, January is a big month for features, especially on boneless breast. A lot of people make their new year’s resolutions regarding their diets and they want to eat healthy, so they go to chicken, and a lot of them go to boneless breast. So that’s developing nicely for our customer base for January. I’m not sure I understood the second question.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

Just contract — are you seeing — I mean, just — I mean, are you guys sold out in any contracting commentary just in terms of making sure you got the customer base set and you guys (inaudible) the retailers that you want to be in?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We had, but you’re starting to move. We’re still selling the new production out of Tyler. That — all of that product is not placed exactly where we want it to be. But we are starting up 2 new accounts in January that will both be beneficial for that Tyler plant and be a good link toward getting that plant completely sold out. We still have some to sell and got a number of retailers we’re talking to about that.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

Okay. And then maybe just in — on the food service side with QSRs with the chicken sandwich war. Just — are you guys seeing kind of orders justfor some of those further processors? Are they pulling in jumbo breast meat? I know a lot of it’s been small bird, but are you seeing some other start to stockpile jumbo boneless breast as a competitive response? Or just any activity in that part of the channel?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We are not seeing that. We sell a number of further processors, and they’re buying. Their orders are normal, but we’re not seeing any ramp-up.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Wait. Adam, it’s Joe. We think this move in boneless breast that we saw, when it went from, I don’t know.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

88 to 98.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

88 to 98. We think that was further processors, pulling in boneless in anticipation of higher prices in the first quarter. And so they were buying the — but we don’t know that if it was for any special feature or anything. We just think they were stockpiling some cheaper boneless because they thought boneless breast were going to move up in spring.

Operator

Our next question will come from Robert Moskow Crédit Suisse.

Robert Bain Moskow - Crédit Suisse AG, Research Division - Research Analyst

This is my last earnings call. Yes, I didn’t expect so many questions about cost. I think my initiation had 30 pages on chicken pricing in China. So maybe I need to sharpen my mind on your cost structure and all the complexity. My goodness. But one thing I was hoping maybe you could kind of pull it all together for us on is that if I look at your EBIT this year and what consensus is for next year, it’s like a $200 million improvement baked in. And is there any way to kind of tie it together and say, how much of that you can get to just from self-help through all of these operational efficiencies or just easier comparisons? And then maybe even layer into that the chicken paws shipment opportunity, how much is that? Maybe haven’t prepared it that way, but I was just curious. And then I had a follow-up.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We — let me — we think internally — some stuff we can do internally, there is $50 million to $80 million that we’ve identified that we can do. And that has to do with yields at our plants, has to do with some packaging improvements, it has to do with some getting Tyler sold out, getting in the right mix in Tyler. It has to do with — we’ve put in a lot of dark meat deboning. We don’t have all that sold well and things like that. There are some other things, but those are some of the warrants. So we think $50 million to $80 million we can do internally. Those — we call those our operational goals. And we identified those at the end of the fiscal year, and then the rest of it is going to be helped from the market. And we think that this African swine fever, this protein shortage, it’s not just chicken, it’s — I want to emphasize that chicken is going to be a part of it, but moving — chicken is going to be up 3%., the pork is going to be up 5% in production on top of what it was in 2019, which was, I believe, 4.5%. It’s just as important that the U.S. export pork and beef to China and other countries in Asia. So we had — we believe, and that’s a forward-looking statement, that the market is going to be as much help as or more than what we’re going to do ourselves. And that’s where you would get the improvement.

Robert Bain Moskow - Crédit Suisse AG, Research Division - Research Analyst

Right. And then my follow-up was on that 3% increase production. There’s been a multiyear increase in industry capacity from new plant construction. And my sense was that 2020 would kind of be the end of that, maybe a 3- or 4-year cycle. Is that how you would characterize it to based on what you’re seeing competition doing? Or is it — they’re kind of like a spillover effect from all that capacity that would add incremental pound in 2021 as well?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I would think you would see 2021 as well. If you look at the egg sets and chick placements, I don’t have that in front of me, but I believe you’ll note — I was looking at it an executive committee, and we were looking at 7 million and 8 million eggs and 7 million and 8 million chicks a week over a year ago. And if you’ll add up the amount publicly announced and where they are, that doesn’t add up to 7 million and 8 million, that adds up to half of that. The Sanderson, the Mount Air, the Rayford — Costco has just got started. So they’re not — they started Labor day. They’re not — and Simmons is just — they’re not there. There are some other people that have increased production that didn’t announce. And so there’s much more there that didn’t announce, and they have increased production. I don’t know that the Tyson plant is open yet. So they’re at 2021 and 2022. And Simmons built a bigger plant than — and they’re going to be at 2021, ‘22. And I believe Rayford, perhaps Rayford, built a bigger plant than they had. So they’re going to be at 2021, ‘22. And it’s at — and Costco will be at 2021. They will ramp up to full production in ‘20, I wouldn’t think. I think they’ll be at 2021. So I think you got, 2020 and 2021.

Operator

Our next question will come from Peter Galbo with Bank of America.

Peter Thomas Galbo - BofA Merrill Lynch, Research Division - Associate

Just 2 quick ones for me. Joe, I’d love to just get your commentary on the opportunity in China. The U.S. trade representative came out and said that it would be kind of around a $1 billion opportunity for the industry. There have been some headlines out this morning that it could be as much as double that. So I just want to kind of try and gauge how large that the overall opportunity of China you think could be?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I have no clue about the size. I mean, how many people there, but they prefer pork and — it’s huge, though. I mean, that — the limitation is going to be vessels and ships and cold storage in China and things like that. And I will also remind everybody that there is a ceiling on prices. Before, it’s — they’re being very cautious about prices right now. We’ve talked to them, and — I haven’t, we got them with our salespeople have. And they’ve been very deliberate about prices and so they’re good buyers. And we’re cautious, but I don’t have a clue about how much. But it’s going to be a good opportunity for us, I believe.

Peter Thomas Galbo - BofA Merrill Lynch, Research Division - Associate

Got it. Okay. And Mike, I don’t know if you’ve provided this in your prepared comments or not, but did you give a feed cost per pound estimate for the first quarter?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

No. And we don’t typically do that. We’ve priced our, as Joe said, he priced the corn through December. He’s got it all priced through the first quarter and into March, but we don’t typically do to that.

You’ll have some of the October corn. October was high price corn. So you’ll have that pricing going into replacing order. And then you’ve got cheaper corn after that. And I don’t know about soy. It’s similar. Nothing significantly changed from Q4 to Q1. Absolutely (inaudible) basis.

Operator

And we’ll take our next question from Ben Mayhew with Bank of Montreal.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

Benjamin Mayhew

So just one question. At your Investor Day this year, I believe it was EMI who said that chicken exports would need to increase roughly 10% to get chicken margins back to normal levels. Is that thinking still apply here?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. Exports would need to go up 10% for chicken prices to normalize.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

I don’t remember that.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. I don’t remember that, but — I don’t know. It feels like that’s going to happen, but I don’t remember that.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Who said that?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

EMI said that. EMI had a kind of a bleak outlook for price.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. Yes. They’re just saying that because of the increase in supply, domestically, of course. There are a lot more moving parts to that than just exports here.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I mean, to me, you get 2 or 3 things that are on the horizon. You have export chickens to China. You have exports of pork and beef to China and you have the possibility of a very large player featuring a chicken sandwich in the United States. And if that — if you will go back in history and look and see what happens when that particular player features chicken in the United States.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

This seems pretty good.

Joe F. Sanderson - Sanderson Farms, Inc.—Chairman & CEO

It’s not a bad situation. And it’s not one thing that’s happening, and there’s a multitude of things that are on the horizon.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

DECEMBER 19, 2019 / 4:00PM, SAFM - Q4 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

And if beef and pork go up, we get more features at retail and then you get pricing benefit from that.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

That’s what I’m talking about. So I’m talking about beef and pork being exported.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

The same retail, the same player is also going to feature a breakfast chicken biscuit starting in 2020, trying to stand off some competition from some others that are going to start doing breakfast.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. So there are a lot of things happening. It’s not just one thing.

Operator

And this does conclude today’s question-and-answer session. I’d like to turn the conference back over to Joe Sanderson for additional or closing remarks.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, and thank you for spending time with us. On behalf of everyone at Sanderson Farms, Happy Honica and Merry Christmas and happy, prosperous and peaceful New Year to everyone. Thank you.

Operator

And this does conclude today’s call. Thank you for your participation. You may now disconnect.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2019, Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.